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                                                                     EXHIBIT 5.1







                                                September 14, 1999



USABancShares.com, Inc.
1535 Locust Street
Philadelphia, Pennsylvania 19102

         Re:      Offering of Common Stock of USABancShares.com, Inc.

Gentlemen:

         Concurrently with the giving of this opinion, USABancShares.com, Inc., a Pennsylvania corporation (the "Company"), is filing with the Securities and Exchange Commission (the "Commission") its amended registration statement on Form SB-2 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the sale by the Company of an aggregate of 3,000,000 shares of common stock, par value $1.00 per share (the "Common Stock"), plus an additional 450,000 shares of Common Stock subject to the exercise of an over-allotment option to be granted by the Company (collectively, the "Shares").

         We have acted as counsel to the Company in connection with the preparation and filing of the Registration Statement. In connection therewith, we have examined and relied upon the original or copies, certified to our satisfaction, of (i) the Articles of Incorporation and Bylaws of the Company, in each case as amended to date, (ii) copies of resolutions of the Board of Directors of the Company authorizing the issuances of the Shares, (iii) the Registration Statement and all exhibits thereto, and (iv) such other documents and instruments as we have deemed necessary for the expression of the opinions herein contained. In making the foregoing examinations we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

         Based upon the foregoing examination, we are of the opinion that the Shares to be sold by the Company in the offering, as described in the Prospectus forming a part of the Registration Statement, have been duly and validly authorized for issuance and the Shares, when issued and delivered by the Company in the manner and for the consideration stated in the Prospectus



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USABancShares.com, Inc.
September 14, 1999
Page 2



constituting a part of the Registration Statement and in accordance with the Underwriting Agreement described in the Registration Statement, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                  Respectfully submitted,

                                  JENKENS & GILCHRIST, A
                                  PROFESSIONAL CORPORATION



                                  By: /s/ Ronald J. Frappier
                                      --------------------------------
                                      Ronald J. Frappier, Esq.